Exhibit 99.2

Nabriva Therapeutics Earns $5 Million Milestone Payment under its License Agreement with Sinovant Sciences

Dublin, Ireland and King of Prussia, PA., September 6, 2019 — Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced that Nabriva has earned a $5 million milestone payment under its licensing agreement with Sinovant Sciences related to the U.S. regulatory approval of XENLETATM (lefamulin).

Sinovant Sciences has an exclusive license to develop and commercialize lefamulin (SNV001) in the Greater China region. Sinovant Science’s application to conduct a clinical trial of lefamulin (SNV001) in China has been approved by China’s National Medical Products Administration, and the trial is expected to be initiated in the fourth quarter of 2019.

Under its license agreement with Sinovant Sciences, Nabriva is eligible for up to approximately $85 million in additional milestone payments tied to the successful completion of certain regulatory and commercial milestones related to lefamulin for community-acquired bacterial pneumonia (CABP). In addition, Nabriva will be eligible to receive low double-digit royalties on sales, if any, in the Greater China region.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA (lefamulin), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPOTM (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. For more information, please visit https://www.nabriva.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about the future development or commercialization of lefamulin in the greater China region, the potential benefits under Nabriva’s license agreement with Sinovant Sciences, an affiliate of Roivant Sciences Ltd., launch and commercialization of XENLETA for the treatment of CABP, the development of CONTEPO for cUTI, the clinical utility of XENLETA for CABP and of CONTEPO for cUTI, plans for and timing of the review of regulatory filings for CONTEPO, efforts to bring XENLETA and CONTEPO to market, the market opportunity for and the potential market acceptance of XENLETA for CABP and CONTEPO for cUTI, the development of XENLETA and CONTEPO for additional indications, the development of additional formulations of XENLETA and CONTEPO, plans to pursue research and development of other product candidates, the sufficiency of Nabriva Therapeutics’ existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,”

“could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and whether market demand for XENLETA is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force and prepare for commercial launch of XENLETA on the timeline expected, or at all, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI or of XENLETA for the treatment of CABP, the ability to retain and hire key personnel, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Gary Sender

Nabriva Therapeutics plc

ir@nabriva.com

For Media

Mike Beyer

Sam Brown Inc.

mikebeyer@sambrown.com

312-961-2502